UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2012

Live Nation Entertainment, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 "Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" is incorporated into this Item 1.01 by reference.

2020 Indenture

On August 20, 2012, in connection with the previously-announced private offering and sale of $225.0 million in aggregate principal amount of 7.00% senior notes due 2020 (the "2020 Notes") of Live Nation Entertainment, Inc. (the "Company" or "Live Nation"), the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), executed an indenture relating to the 2020 Notes (the "2020 Indenture").

Incremental Term Loan Joinder

On August 20, 2012, the Company entered into Incremental Term Loan Joinder Agreement No. 1 (the "Incremental Term Loan Joinder"), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent ("Administrative Agent") under the Credit Agreement (as defined below), and the other parties party thereto. Pursuant to the Incremental Term Loan Joinder, the Company borrowed an additional $100.0 million of term B loans under the Company’s existing Credit Agreement, dated as of May 6, 2010 (as amended by that certain Amendment No. 1, dated as of June 29, 2012 and as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, Administrative Agent and the other parties party thereto. The Credit Agreement and its amendment are included as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2010 and Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 7, 2012, respectively, and are incorporated herein by reference.

Under the Credit Agreement, the term B loans bear interest, at the Company’s option, at an annual rate of LIBOR plus 3.25% or base rate plus 2.25%, subject to stepdowns based on the Company’s leverage ratio and with a LIBOR floor of 1.50% and a base rate floor of 2.50%.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the issuance of the 2020 Notes and entering into the Incremental Term Loan Joinder, the Company used a portion of the net proceeds from the 2020 Notes offering and the additional term loan B borrowings under the Credit Agreement to satisfy and discharge all of its outstanding 10.75% senior notes due 2016 (the "2016 Notes"), resulting in the termination of substantially all of its covenants and obligations under the indenture and supplemental indentures relating to the 2016 Notes (the "2016 Indenture"). The Company concurrently notified the trustee under the 2016 Notes of the exercise of the Company’s optional redemption right under the 2016 Indenture to redeem the 2016 Notes in full on or about September 19, 2012, at which time the 2016 Indenture will be fully terminated.

As a result of the Company’s entering into the Incremental Term Loan Joinder, the issuance of the 2020 Notes and the subsequent redemption of the 2016 Notes, Live Nation expects to realize a reduction in cash interest expense of approximately $10.6 million annually.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated into this Item 2.03 by reference.

The Company completed the offering of the 2020 Notes on August 20, 2012. The 2020 Notes were sold in a private offering in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The 2020 Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The 2020 Notes will bear interest at the rate of 7.00% per annum. Interest on the 2020 Notes will be payable on March 1 and September 1 of each year, beginning on March 1, 2013. The 2020 Notes will mature on September 1, 2020. Prior to September 1, 2015, the Company may redeem up to 35% of the 2020 Notes from the proceeds of certain equity offerings at 107.00% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. The Company may redeem some or all of the 2020 Notes, at any time prior to September 1, 2016, at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a "make-whole" premium based on a discount rate equal to the yield on a comparable U.S. Treasury Security plus 50 basis points. In addition, on or after September 1, 2016, the Company may redeem some or all of the 2020 Notes at any time at redemption prices that start at 103.50% of their aggregate principal amount, plus any accrued and unpaid interest to the date of redemption. The Company is required to offer to purchase the 2020 Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if it experiences specific kinds of changes in control.

The 2020 Notes are the Company’s senior unsecured obligations and rank equal in right of payment with all of its existing and future senior obligations and senior to its subordinated indebtedness. The 2020 Notes are unconditionally guaranteed by certain of the Company’s subsidiaries. The guarantees are unsecured and rank senior to all of the existing and future subordinated indebtedness of such guarantors and rank equal in right of payment with all existing and future liabilities of such guarantors that are not so subordinated. The 2020 Notes and the guarantees are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the assets securing that indebtedness.

If an event of default as defined in the 2020 Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the Trustee or the holders of at least 25% in principal amount of the outstanding 2020 Notes may declare all the outstanding 2020 Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding 2020 Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the 2020 Notes.

The 2020 Indenture contains covenants substantially similar to the indenture governing the Company’s 8.125% senior notes due 2018 and limit, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

• incur certain additional indebtedness and issue preferred stock;

• make certain distributions, investments and other restricted payments;

• sell certain assets;

• agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

• create certain liens;

• merge, consolidate or sell substantially all of the Company’s assets; or

• enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications and many of these covenants will not be applicable during any period of time when the 2020 Notes have an investment grade rating.

Item 8.01 Other Events.

On August 15, 2012, the Company issued a press release announcing the pricing of the 2020 Notes. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Live Nation wishes to caution its investors that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Live Nation investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

August 20, 2012	By:	Brian Capo

Name: Brian Capo
Title: Senior Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Live Nation Entertainment, Inc. on August 15, 2012.